Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931, 333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226, 333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339, 333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952, 333-39954, 333-62870, 333-67378, 333-67380, 333-84806, 333-101210 and 333-127877 on Form S-8, Registration Nos. 333-26443, and Amendment No. 1 thereto, 333-85973, 333-50985, 333-66359 and 333-124921 on Form S-3, and Registration Statement Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623 on Form S-4 of our report dated May 16, 2006, relating to the consolidated financial statements and the consolidated financial statement schedule of McKesson Corporation, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of McKesson Corporation for the fiscal year ended March 31, 2006.
Deloitte & Touche LLP
San Francisco, California
May 16, 2006